UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

BLUEGREEN VACATIONS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Florida

	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-912-8000

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BVH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2022, Bluegreen Vacations Corporation (“Bluegreen”), a wholly owned subsidiary of Bluegreen Vacations Holding Corporation (the “Company”), and Bluegreen’s wholly owned subsidiary, Bluegreen Vacations Unlimited, Inc., as co-borrowers, entered into an Acquisition Loan and Security Agreement (the “Acquisition Loan Agreement”) with Zions Bancorporation, N.A., DBA National Bank of Arizona, as administrative agent, arranger and bookrunner and the lenders party thereto, for a loan in connection with the purchase and renovation of a resort located in Panama City Beach, Florida (the “Property”). The Acquisition Loan Agreement provides for advances of up to $96.6 million on a non-revolving basis; provided, however, that the total advances may not exceed 70% of the acquisition and renovation costs. Advances may be made during a 24-month advance period. Approximately $54.5 million was advanced at the closing of the acquisition of the Property. Principal payments will be effected through release payments from sales of vacation ownership interests (“VOIs”) of the Property, subject to a minimum amortization schedule, with the remaining balance due at maturity in October 2027. Borrowings under the Acquisition Loan Agreement bear interest at an annual rate equal to one-month Term SOFR plus 2.25%, subject to a floor of 2.40%.

The foregoing description of the Acquisition Loan Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Loan and Security Agreement, dated October 4, 2022, by and among Bluegreen Vacations Corporation and Bluegreen Vacations Unlimited, Inc., jointly and severally, as Borrowers, the Lenders party thereto, and Zions Bancorporation, N.A., DBA National Bank of Arizona, as Administrative Agent, Arranger and Bookrunner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: October 6, 2022	Bluegreen Vacations Holding Corporation

	By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

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